Exhibit 10.17

EXECUTION VERSION

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), is made and entered into as of September 30, 2020, by and among McAfee, LLC (the “Company”), Foundation Technology Worldwide LLC (“Parent”) and McAfee Corp. (“Issuer”) and Venkat Bhamidipati (“Executive”). This Amendment shall become effective (the “Effective Time”) as of immediately prior to the consummation of the initial public offering (the “IPO”) of Class A common stock of Issuer. If the IPO is not consummated on or before March 31, 2021, this Amendment shall be null and void and of no force or effect. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

WHEREAS, the Company, Parent and the Executive entered into that certain Employment Agreement, dated August 7, 2020 (the “Employment Agreement”);

WHEREAS, the Company, Parent, Issuer and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the adequacy of all of which consideration is hereby acknowledged, the parties hereby agree that the Employment Agreement is hereby amended as follows as of the Effective Time:

1. The Employment Agreement is hereby amended by adding “McAfee Corp.” as a party thereto, and references to “Issuer” in the Employment Agreement shall be construed to refer to such entity.

2. The third and fourth sentences of Section 1.2 are hereby deleted in their entirety and replaced with the following:

“Executive shall carry out his duties and responsibilities at all times in compliance with the written policies and procedures of the Company, Parent, Issuer and their respective affiliates (Parent, Issuer the Company and their respective affiliates from time to time, collectively, and each individually a member of, the “Company Group”) that have been made available to Executive, as in effect from time to time. Executive shall also perform such other duties as reasonably requested by the Board of Directors of Issuer (the “Board”), including service as an officer or director of any other member of the Company Group without additional compensation.”

3. Section 2.5(b) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary herein or in the Equity Agreements, in connection with the IPO (and the related restructuring transactions), as of and following the Effective Time, the RSUs, any the Class A Units received in respect of RSUs, and the Management Incentive Units have been adjusted as contemplated by that certain Equity Adjustment Agreement, by and among Executive, Parent and the Issuer dated on or about September 30, 2020 (the “EAA”) and such equity and equity-based awards (in each case, as so adjusted) shall be subject to the terms of the EAA (and the documents referenced therein, including the Equity Agreements (but subject to the adjustments contemplated by the EAA and any amendments thereto undertaken in connection with the IPO)) as of and following the Effective Time.”

4. Section 5.7 is hereby deleted in its entirety and replaced with the following:

“This Agreement (along with all amendments thereto, and all documents referenced herein and therein), along with that certain letter agreement regarding severance to be dated in or about October 2020 by and between Executive and Issuer, contain all of the terms agreed upon by the Company, Parent, Issuer and Executive with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written, including, without limitation, any prior offer letter; provided that this Agreement will not supersede all your equity award agreements in effect prior to the Effective Time.”

5. The last sentence of Section 5.10(b) shall be amended and restated in its entirety as follows:

“No member of the Company Group, nor any of its employees or representatives shall have any liability to Executive with respect to Section 409A.”

6. Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

7. This Amendment may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronic means (including “pdf’, DocuSign or by similar means), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

8. This Amendment and the rights and obligations of the parties hereto shall be construed and determined in accordance with the law of Delaware, without regard to any conflict of law provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first written above.

MCAFEE CORP.

By:	/s/ Chatelle Lynch
Name: Chatelle Lynch
Title: SVP

FOUNDATION TECHNOLOGY WORLDWIDE LLC

By:	/s/ Chatelle Lynch
Name: Chatelle Lynch
Title: SVP

MCAFEE, LLC

By:	/s/ Chatelle Lynch
Name: Chatelle Lynch
Title: SVP

EXECUTIVE

/s/ Venkat Bhamidipati
Venkat Bhamidipati

[Amendment to Employment Agreement]